Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference of our report dated March 1, 2004, filed with the Merrill Lynch Life Insurance Company Annual Report on Form 10-K for the year ended December 31, 2003, into the Registration Statements on Form S-3 of Merrill Lynch Life Insurance Company (Nos. 333-33863 and 33-58303).

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 24, 2004